Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets

	March 31, 2006	December 31, 2005

	(dollars in thousands)
Non-accrual loans	$17,407	$13,057
Loans 90 days or more past due and
still accruing interest	4,129	4,862
Restructured loans	77	84

Total non-performing loans	21,613	18,003
Other real estate	2,599	2,147

Total non-performing assets	$24,212	$20,150

As a percent of Portfolio Loans
Non-performing loans	0.83%	0.70%
Allowance for loan losses	0.90	0.90
Non-performing assets to total assets	0.71	0.60
Allowance for loan losses as a percent of
non-performing loans	109	128

Allowance for loan losses

	Three months ended March 31,
	2006		2005

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$23,035	$1,820	$24,737	$1,846
Additions (deduction)
Provision charged to operating expense	1,588	(2)	1,613	(7)
Recoveries credited to allowance	635		419
Loans charged against the allowance	(1,764)		(2,141)

Balance at end of period	$23,494	$1,818	$24,628	$1,839

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.17%		0.30%

Alternative Sources of Funds

	March 31, 2006			December 31, 2005

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$1,026,004	1.7 years	4.05%	$1,009,804	1.8 years	3.79%
Fixed rate FHLB advances(1)	51,964	5.9 years	5.64	51,525	6.2 years	5.65
Variable rate FHLB advances(1)				25,000	0.5 years	4.18
Securities sold under agreements to
Repurchase(1)	100,509	0.1 years	4.82	137,903	0.1 years	4.41
Federal funds purchased	133,215	1 day	5.00	80,299	1 day	4.23

Total	$1,311,692	1.6 years	4.27%	$1,304,531	1.7 years	3.96%

(1)     Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	March 31, 2006	December 31, 2005

	(in thousands)
Unsecured debt	$6,500	$7,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	21,725	21,991
Capital surplus	172,772	179,913
Retained earnings	49,701	41,486
Accumulated other comprehensive income	4,569	4,869

Total shareholders' equity	248,767	248,259

Total capitalization	$317,617	$317,609

Non-Interest Income

	Three months ended March 31,
	2006	2005

	(in thousands)
Service charges on deposit
accounts	$4,242	$4,042
Mepco litigation settlement	2,800
Net gains (losses) on assets sales
Real estate mortgage loans	1,026	1,388
Securities		(32)
VISA check card interchange income	791	622
Real estate mortgage loan servicing	653	1,064
Title insurance fees	442	497
Bank owned life insurance	392	389
Mutual fund and annuity commissions	295	292
Manufactured home loan origination fees
and commissions	239	274
Other	1,432	1,189

Total non-interest income	$12,312	$9,725

Real Estate Mortgage Loan Activity

	Three months ended March 31,
	2006	2005

	(in thousands)
Real estate mortgage loans originated	$118,651	$146,962
Real estate mortgage loans sold	60,247	87,918
Real estate mortgage loans sold with servicing rights released	7,444	10,298
Net gains on the sale of real estate mortgage loans	1,026	1,388
Net gains as a percent of real estate mortgage loans sold
("Loans Sale Margin")	1.70%	1.58%
SFAS #133 adjustments included in the Loan Sale Margin	0.21	0.06

Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended March 31,
	2006	2005

	(in thousands)
Balance at beginning of period	$13,439	$11,360
Originated servicing rights capitalized	634	755
Amortization	(345)	(479)
(Increase)/decrease in impairment reserve		619

Balance at end of period	$13,728	$12,255

Impairment reserve at end of period	$11	$147

Non-Interest Expense

	Three months ended March 31,
	2006	2005

	(in thousands)
Salaries	$9,417	$8,379
Performance-based compensation and benefits	1,780	2,120
Other benefits	2,806	2,980

Compensation and employee benefits	14,003	13,479
Occupancy, net	2,768	2,238
Furniture, fixtures and equipment	1,831	1,798
Mepco claims expense	1,700
Data processing	1,404	1,143
Communications	1,058	1,076
Advertising	1,020	979
Credit card and bank service fees	953	621
Loan and collection	839	956
Amortization of intangible assets	643	693
Legal and professional	562	791
Supplies	527	610
Other	1,482	1,642

Total non-interest expense	$28,790	$26,026

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2006			2005

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,603,408	$49,849	7.73%	$2,298,934	$41,106	7.22%
Tax-exempt loans (1,2)	5,894	105	7.22	6,569	122	7.53
Taxable securities	220,333	2,848	5.24	304,285	3,692	4.92
Tax-exempt securities (2)	255,798	4,533	7.19	244,331	4,026	6.68
Other investments	17,437	223	5.19	17,384	212	4.95

Interest Earning Assets	3,102,870	57,558	7.50	2,871,503	49,158	6.92

Cash and due from banks	54,357			62,876
Other assets, net	204,781			189,128

Total Assets	$3,362,008			$3,123,507

Liabilities
Savings and NOW	$878,731	2,988	1.38	$881,454	1,674	0.77
Time deposits	1,529,782	14,983	3.97	1,093,119	7,500	2.78
Long-term debt	4,994	57	4.63	6,994	80	4.56
Other borrowings	322,374	4,267	5.37	541,637	4,882	3.66

Interest Bearing Liabilities	2,735,881	22,295	3.30	2,523,204	14,136	2.27

Demand deposits	275,597			275,130
Other liabilities	102,345			88,623
Shareholders' equity	248,185			236,550

Total liabilities and shareholders' equity	$3,362,008			$3,123,507

Tax Equivalent Net Interest Income		$35,263			$35,022

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.59%			4.92%

(1)	All domestic

(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

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